UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 10, 2008

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and Sections 6 through 9 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 10, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Urologix, Inc. (the “Company”) recommended, and the Board of Directors adopted, the 2009 cash bonus program (the “Program”) and the performance goals under the Program for the Company’s current executive officers (the “Executives”): Stryker Warren, Jr., Chief Executive Officer; Greg Fluet, Executive Vice President and Chief Operating Officer; and Rebecca J. Weber, Director of Finance and Controller. The Compensation Committee retains the discretion to modify the terms of the Program and to grant cash bonuses or other compensation to the Executives outside the Program.

The performance goals under the Program consist of the Company’s revenue for fiscal year 2009, its cash balance at the end of fiscal year 2009 and individual fiscal year objectives. For Ms. Weber, these measures are weighted in equal thirds. For Messrs. Warren and Fluet, the only measures consist of Company’s revenue for fiscal year 2009 and its cash balance at the end of fiscal year 2009, which are weighted equally. The Committee also established minimum, target and maximum performance goals relating to each financial measure and, in the case of Ms. Weber, individual fiscal year objectives. The cash bonus amount relating to the achievement of revenue for fiscal year 2009 and cash balance at the end of fiscal year 2009 will be adjusted if the Company’s financial performance either exceeds or is less than the target level, up to a 100% increase or a 90% decrease to this component of the Executive’s bonus in the case of fiscal year revenue and up to a 20% increase or a 60% decrease to this component of the Executive’s bonus in the case of cash balance at fiscal year end.

Under the Program, the Committee has established a minimum for each measure that, if not met, will result in the Executives not earning any portion of their bonus relating to that measure. Payouts of the cash bonus will be made following the Committee’s determinations at the end of the fiscal year to those Executives who continue to be employed as of the end of the year.

The following table shows the bonus that may be earned under the Program by the Executives as a percentage of each of their respective annual base salaries as currently in effect at the minimum, target, and maximum level of the Company’s achievement of revenue for fiscal year 2009 and the target cash balance at the end of fiscal year 2009. In the case of Ms. Weber, each percentage also represents achievement of her individual fiscal year objectives in full.

	2009 Cash Bonus Program
Name of Executive	% of Salary For Performance at Minimum Fiscal Year Revenue and Cash Balance	% of Salary For Performance at Target Fiscal Year Revenue and Cash Balance	% of Salary For Performance at Maximum Fiscal Year Revenue and Cash Balance
Stryker Warren, Jr.	10%	40%	64%
Greg Fluet	7.5%	30%	48%
Rebecca J. Weber	15%	30%	42%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By:	/s/ Stryker Warren, Jr.
Stryker Warren, Jr.
Chief Executive Officer

Date: November 14, 2008

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